Exhibit 6.7

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of [•], 2016, is made and entered into by and among HC Government Realty Trust, Inc., a Maryland corporation (the “Company”), and Holmwood Capital Advisors, LLC, a Delaware limited liability company (“Holmwood”). Holmwood and its successors and permitted assignees are each referred to herein as a “Holder” and collectively as the “Holders.” Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in Section 1.

 WHEREAS, the Company, HC Government Realty Holdings, L.P., a Delaware limited partnership (“HC OP”), and Holmwood have entered into a management agreement (the “Management Agreement”), pursuant to which Holmwood agreed to administer the business activities and day-to-day operations of the Company and HC OP and perform services for the Company and HC OP in exchange for certain fees, some of which are payable in Acquisition Fee Securities, Equity Grant Securities and Termination Fee Securities (each, as defined below); and

WHEREAS, LTIP Units granted to Holmwood may, once vested, be converted into an equal number of common limited partnership units of HC OP (“OP Units”) at any time, in accordance with the Partnership Agreement; and

WHEREAS, at the request of a holder of OP Units, OP Units are redeemable for cash or exchangeable, at the Company’s option, for shares of the Company’s common stock (“Common Stock”) on a one-for-one basis, in accordance with the terms of the Partnership Agreement; and

 WHEREAS, the Company desires to enter into this Agreement with the Holders in order to grant the Holders the registration rights contained herein; and

WHEREAS, Holmwood entered into the Management Agreement in consideration of receiving, among other things, the registration rights set forth herein.

 NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

 Section 1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Acquisition Fee Securities” shall mean Common Stock, or such other equity securities of the Company or HC OP, including without limitation LTIP Units, as may be determined by the mutual consent of the Board (including a majority of the independent directors) and Holmwood.

“Affiliate” shall mean, when used with reference to a specified Person, (i) any Person that directly or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the specified Person; (ii) any Person who, from time to time, is a member of the immediate family of a specified Person; (iii) any Person who, from time to time, is an officer or director or manager of a specified Person; or (iv) any Person who, directly or indirectly, is the beneficial owner of 50% or more of any class of equity securities or other ownership interests of a specified Person, or of any Person of which a specified Person is directly or indirectly the owner of 50% or more of any class of equity securities or other ownership interests.

“Agreement” shall mean this Registration Rights Agreement as originally executed and as amended, supplemented or restated from time to time.

“Available Securities” shall mean those Holmwood Securities for which all vesting conditions to their exercise have been satisfied, or in the case of restricted stock, all restrictions have terminated.

“Board” shall mean the Board of Directors of the Company and any successor governing body of the Company or any successor of the Company.

“Business Day” shall mean each day other than a Saturday, a Sunday or any other day on which banking institutions in the Borough of Manhattan, City and State of New York are authorized or obligated by law or executive order to be closed.

“Commission” shall mean the United States Securities and Exchange Commission and any successor thereto.

“Common Stock” shall have the meaning set forth in the Recitals hereto.

“Company” shall have the meaning set forth in the introductory paragraph hereof and includes the Company’s successors by merger, acquisition, reorganization or otherwise.

“Contribution Agreement” shall have the meaning set forth in the Recitals hereto.

“Control” (including the terms “Controlling,” “Controlled by” and “under common Control with”) shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person through the ownership of Voting Power, by contract or otherwise.

“Demand Notice” shall have the meaning set forth in Section 2(a)(2) hereof.

“Demand Period” shall have the meaning set forth in Section 2(a)(1) hereof.

“Demand Registration Statement” shall have the meaning set forth in Section 2(a)(1) hereof.

“Demand Right” shall have the meaning set forth in Section 2(a)(1) hereof.

“Equity Grant Securities” shall mean the Company’s or HC OP’s equity securities, which may be in the form of restricted shares of Common Stock, restricted stock units underlied by Common Stock, LTIP Units, or such other equity security as may be determined by the mutual consent of the Board (including a majority of the independent directors) and Holmwood.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended (or any corresponding provision of succeeding law), and the rules and regulations thereunder.

“HC OP” has the meaning set forth in the Recitals hereto.

“Holder” and “Holders” have the meanings set forth in the introductory paragraph above.

“Holmwood” has the meaning set forth in the introductory paragraph above.

“Holmwood Permitted Assignment” shall have the meaning set forth in Section 7(h) hereof.

“Holmwood Securities” shall mean those Acquisition Fee Securities, Equity Grant Securities and Termination Fee Securities that are granted to Holmwood pursuant to the Management Agreement and held by the Holders.

“Listing Event” means the initial listing of the Company’s Common Stock for trading on the New York Stock Exchange, NYSE MKT, NASDAQ Stock Exchange, or any other national securities exchange.

“Listing Event Date” means the date on which the Listing Event becomes effective.

“LTIP Units” shall mean long-term incentive units of HC OP.

“Offering” means an initial public offering on a “best efforts” basis of Common Stock, pursuant to Regulation A promulgated by the Commission, in accordance with the Securities Act, and a qualified offering statement filed with the SEC.

“OP Units” shall have the meaning set forth in the Recitals hereto.

“Partnership Agreement” means the Agreement of Limited Partnership of HC OP, dated as of March 14, 2016, as the same may be amended, modified or restated from time to time.

“Person” shall mean any individual, partnership, corporation, limited liability company, joint venture, association, trust, unincorporated organization or other governmental or legal entity, whether organized for profit or not for profit.

“Piggy-Back Registration” shall have the meaning set forth in Section 2(b)(1) hereof.

“Qualifiable Securities” shall mean, any Redeemed Securities that are or may be acquired under the terms of Available Securities and any shares of Common Stock granted pursuant to the Management Agreement without restriction; provided, however, that such Redeemed Securities shall cease to be Qualifiable Securities when (A) an offering statement pursuant to Regulation A under the Securities Act shall have become qualified, and all such securities shall have been disposed of in accordance with such offering statement, (B) such securities have been sold in accordance with Rule 144 (or any successor provision) under the Securities Act, (C) such securities become eligible to be publicly sold without limitation as to amount or manner of sale pursuant to Rule 144 (or any successor provision) under the Securities Act, (D) such Redeemed Securities have ceased to be outstanding, or (E) such Redeemed Securities have been registered with the Commission.

“Qualification Demand Notice” shall have the meaning set forth in Section 2(c)(1)(a) hereof.

“Qualification Demand Offering Statement” shall have the meaning set forth in Section 2(c)(1) hereof.

“Qualification Demand Period” shall have the meaning set forth in Section 2(c)(1) hereof.

“Qualification Demand Right” shall have the meaning set forth in Section 2(c)(1) hereof.

“Redeemed Securities” shall mean, at any time, a class of equity securities of the Company or of a successor to the entire business of the Company which are the shares of Common Stock that (i) may be acquired by each Holder in connection with the exercise by such Holder of the exchange, purchase, redemption or conversion rights of the applicable Holmwood Securities, or (ii) are held without restriction.

“Registrable Securities” shall mean, any Redeemed Securities that are or may be acquired under the terms of the Available Securities and any shares of Common Stock granted pursuant to the Management Agreement without restriction; provided, however, that such securities shall cease to be Registrable Securities when (A) a registration statement with respect to the sale of such securities shall have been declared effective under the Securities Act and all such securities shall have been disposed of in accordance with such registration statement, (B) such securities shall have been sold in accordance with Rule 144 (or any successor provision) under the Securities Act, (C) such securities become eligible to be publicly sold without limitation as to amount or manner of sale pursuant to Rule 144 (or any successor provision) under the Securities Act, or (D) such securities have ceased to be outstanding.

“Registration Expenses” shall mean (i) the fees and disbursements of counsel and independent public accountants for the Company incurred in connection with the Company’s performance of or compliance with this Agreement, including without limitation the expenses of any special audits or “comfort” letters required by or incident to such performance and compliance, (ii) any premiums and other costs of policies of insurance obtained by the Company against liabilities arising out of the sale of any securities and (iii) all registration, filing and stock exchange fees, as well as all fees and expenses of complying with securities or “blue sky” laws, all fees and expenses of custodians, transfer agents and registrars, all printing expenses, messenger and delivery expenses; provided, however, Registration Expenses shall not include any out-of-pocket expenses of the Holders, transfer taxes, underwriting or brokerage commissions or discounts associated with effecting any sales of Registrable Securities that may be offered, or legal expenses of any Holder or group of Holders, which expenses shall be borne by each Holder of Registrable Securities on a pro rata basis with respect to the Registrable Securities so sold.

“Rule 144” shall mean Rule 144 promulgated by the Commission under the Securities Act, as the same may be amended, modified and replaced.

“Securities Act” shall mean the Securities Act of 1933, as amended (or any successor corresponding provision of succeeding law), and the rules and regulations promulgated thereunder from time to time.

“Stand-Off Period” shall have the meaning set forth in Section 6 hereof.

“Termination Fee Securities” shall mean Common Stock, or such other equity securities of the Company or HC OP, including without limitation LTIP Units, as may be determined by Holmwood in its reasonable discretion.

“Voting Power” shall mean voting securities or other voting interests ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of board members or Persons performing substantially equivalent tasks and responsibilities with respect to a particular entity.

Section 2. Demand Registration; Piggy-Back Registration; and Qualification.

(a)                 Demand Registration.

(1)                Demand Rights. For a period beginning six (6) months after the Listing Event Date and continuing until (i) two (2) years after the Listing Event Date or (ii) two (2) years after the termination of the Management Agreement, whichever occurs later (the “Demand Period”), a Holder shall have a right to demand the Company file a registration statement on the appropriate Commission form (a “Demand Registration Statement”) covering the resale of all, but not less than all, of the demanding Holder’s Registrable Securities (the “Demand Right”). A Holder must exercise the Demand Right within the Demand Period, or ipso facto, and without the necessity of any action on the part of the Company or any Holder, the Demand Right shall terminate and thereafter be of null and void and of no further force and effect. A Holder may only exercise its Demand Right once in any 12-month period without the consent of the Company, which consent may be withheld at the sole discretion of either the Company.

(2)                Exercise of Demand Rights; Company Right to Aggregate. To exercise the Demand Right, a Holder shall transmit a notice (the “Demand Notice”) to the Company on or prior to the expiration of the Demand Period stating such Holder’s exercise of the Demand Right and the intended method of disposition in connection with such Holder’s Registrable Securities, to the extent known. Upon receipt of a Demand Notice, the Company may determine, in its sole discretion, to include all unregistered Registrable Securities held by the Holders in the aggregate and irrespective of whether any other Holder has given the Company a Demand Notice (subject to the termination of the rights contained in this Section 2 pursuant to Section 7(a)) on such Demand Registration Statement. If the Company makes such determination, then it shall send written notification to the Holders within fifteen (15) Business Days of its receipt of the Demand Notice.

(3)                If the Company receives a Demand Notice on or prior to the expiration of the Demand Period, the Company shall use its commercially reasonable efforts to file the Demand Registration Statement within ninety (90) days of the Company’s receipt of the Demand Notice. The Company shall use its commercially reasonable efforts to (A) cause such Demand Registration Statement to be declared effective by the Commission as soon as practicable thereafter; and (B) keep such Demand Registration Statement effective until the earlier of (i) the time that all the Registrable Securities covered by the Demand Registration Statement cease to be Registrable Securities or (ii) the date that is two (2) years from the date of effectiveness of such Demand Registration Statement. The Demand Registration Statement shall be on an appropriate Commission form, as determined by the Company, and the Demand Registration Statement and any form of prospectus included therein (or prospectus supplement relating thereto) shall reflect the plan of distribution or method of sale as the Holder may from time to time specify in a notice to the Company. The Company further agrees to supplement or amend the Demand Registration Statement and any related prospectus if required by any applicable laws, rules, regulations or instructions, and to use its commercially reasonable efforts to cause any such amendment to become effective and such Demand Registration Statement and related prospectus to become usable in accordance with applicable law or regulation as soon as thereafter practicable. In the event that the Company fails to file, or if filed fails to maintain the effectiveness of, a Demand Registration Statement, the Holders may participate in a Piggy-Back Registration pursuant to Section 2(b) hereof, subject to the limitations set forth herein; provided that, if and so long as a Demand Registration Statement is on file and effective, then the Company shall have no obligation to allow participation in a Piggy-Back Registration.

(b)                Piggy-Back Registration. If at any time during the Demand Period a Demand Registration Statement with respect to a Holder’s Registrable Securities is not effective, then such Holder may participate in a Piggy-Back Registration (as defined below) pursuant to this Section 2(b); provided that, if and so long as a Demand Registration Statement is on file and effective with respect to such Holder’s Registrable Securities, then the Company shall have no obligation to allow such Holder to participate in a Piggy-Back Registration.

(1)                If the Company proposes to file a registration statement under the Securities Act with respect to an underwritten offering by the Company for its own account or for the account of any of its respective holders of any class of equity security (other than (i) any registration statement filed by the Company under the Securities Act relating to an offering of Common Shares for its own account as a result of the exercise of the exchange rights set forth in the Partnership Agreement, (ii) any registration statement filed in connection with a demand registration other than pursuant to Section 2(a)(2) hereof or (iii) a registration statement on Form S-4 or S-8 (or any substitute form that may be adopted by the Commission) or filed in connection with an exchange offer or offering of securities solely to the Company’s existing securityholders), then the Company shall give written notice of such proposed filing to the Holders as soon as practicable (but in no event less than ten (10) days before the anticipated filing date), and such notice shall offer, subject to Section 2(b)(2), each Holder the opportunity to register all, but not less than all, of the Registrable Securities held by such Holder (a “Piggy-Back Registration”). The Company shall use its commercially reasonable efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration to be included on the same terms and conditions as any similar securities of the Company included therein.

(2)                Notwithstanding anything contained herein, if in the opinion of the managing underwriter or underwriters of an offering described in Section 2(a) and Section 2(b) hereof, the (i) size of the offering that the Holders, the Company and such other Persons intend to make or (ii) kind of securities that the Holders, the Company and/or any other Persons intend to include in such offering are such that the success of the offering would be adversely affected by inclusion of the Registrable Securities requested to be included, then (A) if the size of the offering is the basis of such underwriter’s opinion, the amount of securities to be offered for the accounts of the Holders shall be reduced pro rata (among the Registrable Securities proposed for registration) to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter or underwriters; provided that, in the case of a Piggy-Back Registration, if the securities are being offered for the account of such other Persons as well as the Company, then with respect to the Registrable Securities intended to be offered by the Holders, the proportion by which the amount of such class of securities intended to be offered by the Holders is reduced shall not exceed the proportion by which the amount of such class of the securities intended to be offered by such other Persons is reduced; and (B) if the combination of the securities to be offered is the basis of such underwriter’s opinion, (x) the Registrable Securities to be included in such offering shall be reduced as described in clause (A) above (subject to the proviso in clause (A)) or (y) if the actions described in clause (x) would, in the judgment of the managing underwriter or underwriters, be insufficient to substantially eliminate the adverse effect that inclusion of the Registrable Securities requested to be included would have on such offering, such Registrable Securities will be excluded from such offering.

(3)                For the avoidance of doubt, the rights to a Piggy-Back Registration contained in this Section 2(b) are intended to apply to any registration statement filed for an underwritten equity offering intended to close contemporaneously with the Listing Event.

(c)                 Demand Qualification.

(1)                Demand Rights. Unless the Listing Event shall have occurred prior thereto, for a period of (i) two (2) years from and after March 31, 2020 or (ii) two (2) years from and after termination of the Management Agreement, whichever occurs later (the “Qualification Demand Period”), a Holder shall have a right to demand the Company file an offering statement on Form 1-A (or any successor form under Regulation A under the Securities Act) (a “Qualification Demand Offering Statement”) covering the resale of all, but not less than all, of the demanding Holder’s Qualifiable Securities (the “Qualification Demand Right”). A Holder must exercise the Qualification Demand Right within the Qualification Demand Period, or ipso facto, and without the necessity of any action on the part of the Company or any Holder, the Qualification Demand Right shall terminate and thereafter be of null and void and of no further force and effect. A Holder may only exercise its Qualification Demand Right once in any 12-month period without the consent of the Company, which consent may be withheld at the sole discretion of either the Company.

(2)                Exercise of Qualification Demand Rights; Company Right to Aggregate. To exercise the Qualification Demand Right, a Holder shall transmit a notice (the “Qualification Demand Notice”) to the Company on or prior to the expiration of the Qualification Demand Period stating such Holder’s exercise of the Qualification Demand Right and the intended method of disposition in connection with such Holder’s Qualifiable Securities, to the extent known. Upon receipt of a Qualification Demand Notice, the Company may determine, in its sole discretion, to include all unqualified Qualifiable Securities held by the Holders in the aggregate and irrespective of whether any Holder has given the Company a Qualification Demand Notice (subject to the termination of the rights contained in this Section 2 pursuant to Section 7(a)) on such Qualification Demand Offering Statement. If the Company makes such determination, then it shall send written notification to the Holders within fifteen (15) Business Days of its receipt of the Qualification Demand Notice.

(3)                If the Company receives a Qualification Demand Notice on or prior to the expiration of the Qualification Demand Period, the Company shall use its commercially reasonable efforts to file the Qualification Demand Offering Statement within ninety (90) days of the Company’s receipt of the Qualification Demand Notice. The Company shall use its commercially reasonable efforts to (A) cause such Qualification Demand Offering Statement to be declared qualified by the Commission as soon as practicable thereafter; and (B) keep such Qualification Demand Offering Statement effective until the earlier of (i) the time that all the Qualifiable Securities covered by the Qualification Demand Offering Statement cease to be Qualifiable Securities or (ii) the date that is two (2) years from the date of qualification of such Qualification Demand Offering Statement. The Qualification Demand Offering Statement shall be on Form 1-A (or any successor form under Regulation A under the Securities Act), and the Qualification Demand Offering Statement and any form of offering circular included therein (or offering circular supplement relating thereto) shall reflect the plan of distribution or method of sale as the Holder may from time to time specify in a notice to the Company. The Company further agrees to supplement or amend the Qualification Demand Offering Statement and any related offering circular if required by any applicable laws, rules, regulations or instructions, and to use its commercially reasonable efforts to cause any such amendment to become qualified and such Qualification Demand Offering Statement and related offering circular to become usable in accordance with applicable law or regulation as soon as thereafter practicable.

(4)                No Holder shall receive the Qualification Demand Right if the Listing Event Date has occurred prior to March 31, 2020.

Section 3. Black-Out Periods.

Notwithstanding anything herein to the contrary, the Company shall have the right, exercisable from time to time by the Board, to defer the filing of a Demand Registration Statement or Qualification Demand Offering Statement or to require the Holders not to sell pursuant to a Demand Registration Statement, Qualification Demand Offering Statement or similar document under the Securities Act filed pursuant to Section 2 or to suspend the effectiveness thereof if at the time of the delivery of such notice the Board reasonably and in good faith has determined that such registration, offering, continued effectiveness or qualification, or sale would interfere with any material transaction involving the Company; provided, however, that in no event shall any black-out period(s) extend for an aggregate period of more than 180 days in any 12-month period; and further, provided that a material transaction for purposes of this Section 3 shall not include the Listing Event. The Company, as soon as practicable, shall (i) give the Holders prompt written notice in the event that the Company has suspended sales of Registrable Securities and/or Qualifiable Securities pursuant to this Section 3, (ii) give the Holders prompt written notice of the completion of such material transaction and (iii) promptly file any amendment necessary to any Demand Registration Statement, Qualification Demand Offering Statement, offering circular or prospectus for the Registrable Securities and/or Qaulifiable Securities, as applicable, in connection with the completion of such material transaction.

Upon receipt of any notice from the Company of the happening of any event of the kind described in this Section 3, each Holder will forthwith discontinue its disposition of Registrable Securities pursuant to the Demand Registration Statement relating to such Registrable Securities or Qualifiable Securities pursuant to the Qualification Demand Offering Statement relating to such Qualifiable Securities until such Holder’s receipt of the notice of completion of such material transaction.

Section 4. Registration Procedures.

(a) In connection with the filing of the Demand Registration Statement or Qualification Demand Offering Statement as provided by this Agreement, until the Registrable Securities cease to be Registrable Securities or the Qualifiable Securities cease to be Qualifiable Securities, as applicable, the Company shall use commercially reasonable efforts to, as expeditiously as reasonably practicable:

(1)                furnish to each Holder of the Redeemed Securities being registered or qualified, without charge, by electronic transmission (i) each preliminary prospectus included in the Demand Registration Statement, as filed with the Commission, and the Rule 424(b) prospectus filed with the Commission following the acceleration of the effective date of such Demand Registration Statement (ii) or each preliminary offering circular included in the Qualification Demand Offering Statement, as filed with the Commission, and the Rule 253(g) offering circular filed with the Commission following the acceleration of the qualification date of such Qualification Demand Offering Statement, as the case may be, and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such Demand Registration Statement or offering circular contained in such Qualification Demand Offering Statement and any other prospectus or offering circular filed in conformity with the requirements of the Securities Act, as such Holder may reasonably request;

(2)                register or qualify all Registrable Securities or Qualifiable Securities under such other securities or “blue sky” laws of such jurisdictions as any such Holder and the underwriters, if any, of the Registrable Securities being registered or Qualifiable Securities being qualified shall reasonably request, but only to the extent legally required to do so, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign company or to register as a broker or dealer in any jurisdiction where it would not otherwise be required to qualify but for this Section 4(a)(ii) or to consent to general service of process in any such jurisdiction, or to be subject to any material tax obligation in any such jurisdiction where it is not then so subject;

(3)                notify the Holders at any time when the Company becomes aware during any period during which a prospectus for Registrable Securities or offering circular for Qualifiable Securities is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such Demand Registration Statement or the offering circular included in such Qualification Demand Offering Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and promptly prepare and file a supplement or prepare, file and obtain effectiveness or qualification, as applicable, of a post-effective amendment to the Demand Registration Statement or post-qualification amendment to the Qualification Demand Offering Statement and, at the request of the Holders, furnish to such Holders a reasonable number of copies of a supplement to, or an amendment of, such prospectus or offering circular as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities or such Qualifiable Securities, such prospectus or offering circular shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

(4)                provide a transfer agent and registrar for: (A) all Registrable Securities covered by such Demand Registration Statement not later than the effective date of such Demand Registration Statement or (B) all Qualifiable Securities covered by such Qualification Demand Offering Statement not later than the qualification date of such Qualification Demand Qualification Statement;

(5)                list all Registrable Securities or Qualifiable Securities covered by such Demand Registration Statement or Qualification Demand Offering Statement on any securities exchange or national quotation system on which any such class of securities is then listed or quoted and cause to be satisfied all requirements and conditions of such securities exchange or national quotation system to the listing or quoting of such Registrable Securities or Qualifiable Securities that are reasonably within the control of the Company;

(6)                notify the Holders, promptly after it shall receive notice thereof, of the time when such Demand Registration Statement or Qualification Demand Offering Statement, or any post-effective amendments to such Demand Registration Statement or Demand Offering Statement, shall have become effective or qualified, as applicable, or a supplement to any prospectus forming part of such Demand Registration Statement or to any offering circular forming part of such Qualification Demand Offering Statement has been filed;

(7)                notify the Holders of any request by the Commission for the amendment or supplement of such Demand Registration Statement or Qualification Demand Offering Statement, prospectus or offering circular; and

(8)                advise the Holders, promptly after it shall receive notice or obtain actual knowledge thereof, of (A) the issuance of any stop order, injunction or other order or requirement by the Commission suspending the effectiveness of such Demand Registration Statement or suspending the qualification of such Qualification Demand Offering Statement or the initiation or threatening of any proceeding for such purpose and use commercially reasonable efforts to prevent the issuance of any stop order, injunction or other order or requirement or to obtain its withdrawal, if such stop order, injunction or other order or requirement should be issued, (B) the suspension of the registration or qualification of the subject Registrable Securities or Qualifiable Securities in any state or other jurisdiction and (C) the removal of any such stop order, injunction or other order or requirement or proceeding or the lifting of any such suspension.

Each Holder shall (i) upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(a)(iii) hereof, forthwith discontinue its disposition of Registrable Securities or Qualifiable Securities pursuant to any applicable Demand Registration Statement or Qualification Demand Offering Statement until such Holder’s receipt of the copies of the supplemented or amended prospectus or offering circular contemplated by Section 4(a)(iii) hereof; (ii) upon receipt of any notice from the Company of the happening of any event of the kind described in clause (A) of Section 4(a)(vii) hereof, discontinue its disposition of Registrable Securities or Qualifiable Securities pursuant to such Demand Registration Statement or Qualification Demand Offering Statement until such Holder’s receipt of the notice described in clause (C) of Section 4(a)(vii) hereof, and (iii) upon receipt of any notice from the Company of the happening of any event of the kind described in clause (B) of Section 4(a)(vii) hereof, discontinue its disposition of Registrable Securities or Qualifiable Securities pursuant to such Demand Registration Statement or Qualification Demand Offering Statemen in the applicable state jurisdiction(s) until such Holder’s receipt of the notice described in clause (C) of Section 4(a)(vii) hereof.

(b) In connection with the filing of any registration statement or offering statement covering Registrable Securities or Qualifiable Securities, each Holder whose Registrable Securities or Qualifiable Securities are covered thereby shall furnish in writing to the Company such information regarding such Holder (and any of his, her or its Affiliates) of the Registrable Securities or Qualifiable Securities to be sold, the intended method of distribution of such Registrable Securities or such Qualifiable Securities, if then known, and such other information requested by the Company as is necessary or advisable for inclusion in the registration statement or offering statement relating to such offering pursuant to the Securities Act.

Section 5. Indemnification.

(a)                 Indemnification by the Company. The Company shall indemnify and hold harmless each Holder, its members, partners, officers, directors, managers, trustees, stockholders, employees, retained professionals, agents and investment advisers, each underwriter, broker or any other Person acting on behalf of any such Holder, and each Person, if any, who Controls any such Holder, together with the members, partners, officers, directors, managers, trustees, stockholders, employees, retained professionals, agents and investment advisers of any such Controlling Person, against any losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorneys’ fees and expenses) to which a Holder or any such indemnitees may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities and expenses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of, or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities were registered and sold under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) any untrue statement or alleged untrue statement of any material fact contained in any offering statement under which such Qualifiable Securities were qualified and sold pursuant to Regulation A promulgated under the Securities Act, any preliminary offering circular or final offering circular contained therein, or any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) any violation or alleged violation of the Securities Act or state securities laws or rules thereunder by the Company that relate to any action or inaction by the Company in connection with such registration statement or offering statement, and the Company will reimburse such Persons for any reasonable legal or any other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, liability, action or proceedings; provided, however, that the Company shall not be liable to, or required to indemnify, any Holder under this Section 5(a) in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon, an untrue statement or alleged statement or omission or alleged omission made in such registration statement or offering statement, any such preliminary prospectus, preliminary offering circular, final prospectus, final offering circular summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any such Holder or on such Holder’s behalf. The indemnity contained in this Section 5(a) shall remain in full force and effect regardless of any investigation made by or on behalf of a Holder or any such Controlling Person.

(b)                Indemnification by the Holders. In connection with any registration or qualification in which a Holder is participating, each such Holder shall indemnify and hold harmless the Company, each present or past member of the Board, each past or present officer, employee, retained professional, agent and investment adviser, each past or present external advisor or manager, of the Company, underwriter, broker or other Person acting on behalf of the Company, and each other Person, if any, who Controls any of the foregoing, together with the members, partners, officers, directors, managers, trustees, stockholders, employees, retained professionals, agents and investment advisers of such Controlling Person, against any losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorneys’ fees and expenses), joint or several, to which the Company or any such indemnitees may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities and expenses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact in or omission or alleged omission to state a material fact from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon information provided by such Holder or on such Holder’s behalf, (ii) any untrue statement or alleged untrue statement of a material fact in or omission or alleged omission to state a material fact from such offering statement, any preliminary offering circular or final offering circular contained therein, or any amendment or supplement thereto, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon information provided by such Holder or on such Holder’s behalf or (iii) any violation or alleged violation of the Securities Act or state securities laws or rules thereunder by such Holder. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such Board member, officer, employee, agent, investment adviser or Controlling Person and shall survive the transfer of such securities by any Holder. The obligation of a Holder to indemnify will be several and not joint, among the Holders and shall be limited to the net proceeds (after underwriting fees, commissions or discounts) actually received by such Holder from the sale of Registrable Securities pursuant to such registration statement, or the sale of Qualifiable Securities pursuant to such offering statement, except in the case of fraud or willful misconduct by such Holder.

(c)                 Notices of Claims, Etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding paragraphs of this Section 5, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give prompt written notice to the latter of the commencement of such action or proceeding; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 5, except to the extent that the indemnifying party is actually and materially prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to assume the defense thereof, for itself, if applicable, together with any other indemnified party similarly notified, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to the indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof; provided, that if (i) any indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity provided hereunder, or (ii) such action seeks an injunction or equitable relief against any indemnified party or involves actual or alleged criminal activity, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party without such indemnified party's prior written consent (but, without such consent, shall have the right to participate therein with counsel of its choice and at is sole cost and expense) and such indemnifying party shall reimburse such indemnified party and any Person Controlling such indemnified party for that portion of the fees and expenses of any counsel retained by the indemnified party which is reasonably related to the matters covered by the indemnity provided hereunder. The indemnifying party shall not, without the consent of the indemnified party, consent to any judgment or settlement that (i) does not contain a full and unconditional release of the indemnified party from all liability concerning any claim or litigation; (ii) includes a statement about or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party; or (iii) commits any indemnified party to take, or hold back from taking, any action.

(d)                Indemnification Payments. To the extent that the indemnifying party does not assume the defense of an action brought against the indemnified party as provided in Section 5(c) hereof, or assumes such defense and thereafter does not diligently pursue the same to conclusion the indemnified party (or parties if there is more than one) shall be entitled to the reasonable legal expenses of common counsel for the indemnified party (or parties). In such event, however, the indemnifying party will not be liable for any settlement effected without the written consent of such indemnifying party, which consent shall not be unreasonably withheld. The indemnification required by this Section 5 shall be made by periodic payments of the amount thereof during the course of an investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

(e)                 Contribution. If, for any reason, the foregoing indemnity is unavailable, or is insufficient to hold harmless an indemnified party, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of the expense, loss, damage or liability, (i) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other (determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission) or (ii) if the allocation provided by subclause (i) above is not permitted by applicable law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in the proportion as is appropriate to reflect not only the relative fault of the indemnifying party and the indemnified party, but also the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other, as well as any other relevant equitable considerations. No indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party who was not guilty of such fraudulent misrepresentation.

Section 6. Market Stand-Off Agreement.

(a)                 Each Holder shall not, to the extent requested by the Company or an underwriter of securities of the Company in connection with any public offering of the Company’s Common Stock or other equity securities, directly or indirectly sell, offer to sell (including, without limitation, any short sale), grant any option or otherwise transfer or dispose of any Registrable Securities or Qualifiable Securities (other than to donees, heir, legatees or devisees of such Holder) within 14 days prior to, and for up to 90 days following, the effective date or qualification date, as applicable, of a registration statement or offering statement of the Company filed under the Securities Act or the date of an underwriting agreement with respect to an underwritten public offering of the Company’s securities (the “Stand-Off Period”); provided, however, that:

(1)                with respect to any Stand-Off Period, such agreement to stand-off shall not be applicable to the Registrable Securities to be sold on the Holder’s behalf to the public in such underwritten offering pursuant to such Demand Registration Statement or Qualifiable Securities to be sold on the Holder’s behalf to the public in such underwritten offering pursuant to such Qualification Demand Offering Statement;

(2)                all executive officers and directors of the Company then holding shares of Common Stock shall enter into similar agreements;

(3)                the Company shall use commercially reasonable efforts to obtain similar agreements from each 5% or greater stockholder of the Company; and

(4)                each Holder shall be allowed any concession or proportionate release allowed to any (i) officer, (ii) director or (iii) other 5% or greater stockholder of the Company that entered into similar agreements.

In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the certificates representing the Registrable Securities and Qualifiable Securities subject to this Section 6 and to impose stop transfer instructions with respect to the Registrable Securities and Qualifiable Securities of each Holder (and the Common Shares or securities of every other Person subject to the foregoing restriction) until the end of the Stand-Off Period.

Section 7. Miscellaneous.

(a) Termination. The rights of each Holder under this Agreement shall terminate upon the date that is (i) at least two (2) years after the termination of the Management Agreement and (ii) all of the Registrable Securities and/or Qualifiable Securities held by such Holder may be sold during any three-month period in a single transaction or series of transactions without volume limitations under Rule 144 (or any successor provision) under the Securities Act. Notwithstanding the foregoing, the obligations of each Holder and the Company under Section 5 shall survive any such termination.

(b) Expenses. All Registration Expenses or Qualification Expenses, as applicable, incurred in connection with any Demand Registration Statement or Qualification Demand Offering Statement under Section 2 hereof shall be borne by the Company, whether or not any Demand Registration Statement or Qualifiable Demand Offering Statement related thereto becomes effective or qualified, as applicable.

(c) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to each of the other parties.

(d) Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland, without reference to the rules of such State respecting the choice of law.

(e) Waiver Of Jury Trial; Forum. THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN. EACH PARTY SHALL BRING ANY ACTION AGAINST ANY OTHER PARTY IN CONNECTION WITH THIS AGREEMENT IN A FEDERAL OR STATE COURT LOCATED IN RICHMOND, VIRGINIA, CONSENTS TO THE JURISDICTION OF SUCH COURTS, AND WAIVES ANY RIGHT TO HAVE ANY PROCEEDING TRANSFERRED FROM SUCH COURTS ON THE GROUND OF IMPROPER VENUE OR INCONVENIENT FORUM.

(f) Prior Agreement; Construction; Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof, and supersedes all prior agreements and understandings between the parties, and all such prior agreements and understandings are merged herein and shall not survive the execution and delivery hereof. This Agreement supersedes and replaces all provisions of the Partnership Agreement with respect to the subject matter hereof.

(g) Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent, postage prepaid, by certified or express mail, return receipt requested, or reputable overnight courier service or by facsimile transmission and shall be deemed given when so delivered by hand or by facsimile transmission, if mailed, three days after mailing (one Business Day in the case of express mail or overnight courier service), addressed as follows:

If to Holmwood:	Holmwood Capital Advisors, LLC 1819 Main Street, Suite 212 Sarasota, Florida 34236 Attention: Robert R. Kaplan, Jr., Secretary
If to the Company:	HC Government Realty Trust, Inc. 1819 Main Street, Suite 212 Sarasota, Florida 34236 Attention: Robert R. Kaplan, Jr., President
with a copy (which shall not constitute notice) to: Kaplan, Voekler, Cunningham & Frank, PLC 1401 East Cary Street Richmond, VA 23219 Attention: T. Rhys James Facsimile: 804.823.4099

(h) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties hereto. The Company may assign its rights or obligations hereunder to any successor to the Company’s business or with the prior written consent of Holders of a majority of the then outstanding Holmwood Securities, which consent will not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, no assignee of the Company shall have any of the rights granted under this Agreement until such assignee shall acknowledge its rights and obligations hereunder by a signed written agreement with the Company pursuant to which such assignee accepts such rights and obligations. Holmwood may assign its rights under this Agreement without the consent of the Company to its members receiving distributions of Holmwood Securities held by Holmwood (“Holmwood Permitted Assignment”). Notwithstanding the foregoing, no assignee of a Holmwood Permitted Assignment shall have any of the rights granted under this Agreement until such assignee shall acknowledge its rights and obligations hereunder by a signed written agreement with the Company pursuant to which such assignee accepts such rights and obligations. Other than a Holmwood Permitted Assignment, a Holder may not assign its rights under this Agreement without the consent of the Company, which the Company may withhold in its sole discretion.

(i) Headings. Headings are included solely for convenience of reference and if there is any conflict between headings and the text of this Agreement, the text shall control.

(j) Amendments And Waivers. The provisions of this Agreement may be amended or waived at any time only by the written agreement of the Company and the Holders of a majority of the Holmwood Securities; provided, however, that the provisions of this Agreement may not be amended or waived without the consent of the Holders of all the Holmwood Securities adversely affected by such amendment or waiver if such amendment or waiver adversely affects a portion of the Holmwood Securities but does not so adversely affect all of the Holmwood Securities; provided, further, that the provisions of the preceding provision may not be amended or waived except in accordance with this sentence. Any waiver, permit, consent or approval of any kind or character on the part of any such Holders of any provision or condition of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in writing. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder of Holmwood Securities and the Company.

(k) Interpretation; Absence of Presumption. For the purposes hereof, (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (ii) the terms “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, paragraph or other references are to the sections, paragraphs, or other references to this Agreement unless otherwise specified, (iii) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless the context otherwise requires or unless otherwise specified, (iv) the word “or” shall not be exclusive and (v) provisions shall apply, when appropriate, to successive events and transactions.

 This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instruments to be drafted.

(l) Severability. If any provision of this Agreement shall be or shall be held or deemed by a final, non-appealable order by a competent authority having both personal and subject matter jurisdiction under applicable law to be invalid, inoperative or unenforceable, such order shall not have the non-appealable effect of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable, but this Agreement shall be construed as if such invalid, inoperative or unenforceable provision had never been contained herein so as to give full force and effect to the remaining terms and provisions of this Agreement.

(m) Specific Performance; Other Rights. The parties recognize that various other rights rendered under this Agreement are unique and, accordingly, the parties shall, in addition to such other remedies as may be available to them at law, in equity or by statute, have the right to enforce the rights under this Agreement by actions for injunctive relief and specific performance.

(n) Attorneys’ Fees. Should any party hereto employ attorneys or arbitrators to bring an action or arbitration to enforce any of the provisions hereof, the non-prevailing party in such action or arbitration shall pay the prevailing party all reasonable costs, charges, and expenses, including attorneys’ fees and costs, expended or incurred in connection therewith.

(o) Further Assurances. In connection with this Agreement, as well as all transactions and covenants contemplated by this Agreement, each party hereto agrees to execute and deliver or cause to be executed and delivered such additional documents and instruments and to perform or cause to be performed such additional acts as may be reasonably necessary or appropriate to effectuate, carry out and perform all of the terms, covenants, provisions and conditions of this Agreement and all transactions contemplated by this Agreement.

(p) No Waiver Of Breach. The waiver of any breach of any term or condition of this Agreement shall not operate as a waiver of any other breach of such term or condition or of any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof.

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[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of the date first written above.

HC GOVERNMENT REALTY TRUST, INC.,

a Maryland corporation

By: ____________________________________

Name:

Its:

HOLMWOOD CAPITAL ADVISORS, LLC,

a Delaware limited liability company

By: ____________________________________

Name:

Its: